AMENDMENT NO. 1 TO SALES AGREEMENT
July 16, 2026

Yorkville Ives & Co., LLC
1012 Springfield Avenue
Mountainside, NJ 07092

Roth Capital Partners, LLC
888 San Clemente Drive, Suite 400
Newport Beach, CA 92660

Ladies and Gentlemen:

ESS Tech, Inc., a Delaware corporation (the “Company”) and Yorkville Ives & Co., LLC (formerly Yorkville Securities, LLC) (“Yorkville Ives”), are parties to that certain Sales Agreement dated November 13, 2025 (the “Original Agreement”). All capitalized terms not defined herein shall have the meanings ascribed to them in the Original Agreement. The Company and Yorkville Ives, together with Roth Capital Partners, LLC (“Roth”) desire to amend the Original Agreement as set forth in this Amendment No. 1 thereto (this “Amendment”; the Original Agreement and the Amendment, together the “Sales Agreement”) as follows:
1.The definitions of “Agent” and “Agents” in the first paragraph of the Original Agreement are hereby amended to include Roth and to remove each of BMO Capital Markets Corp., Canaccord Genuity LLC (“Canaccord”), Needham & Company, LLC and Stifel, Nicolaus & Company, Incorporated.
2.Section 14 of the Original Agreement is hereby amended to replace the Agents’ notice party information as follows:
“Yorkville Ives & Co., LLC
1012 Springfield Avenue
Mountainside, NJ 07092
Attention: Legal Department
Email: [***]

And

Roth Capital Partners, LLC
888 San Clemente Drive, Suite 400
Newport Beach, CA 92660
Attention: Capital Markets
Email: [***]

3.The Company hereby appoints Roth as, and Roth hereby confirms its agreement to render services as, a “qualified independent underwriter,” within the meaning of Section (f)(12) of Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”) with respect to the offering and sale of the Placement Shares. Roth, solely in its capacity as the qualified independent underwriter and not otherwise, shall be referred to in the Sales Agreement as the “QIU.” Roth hereby consents to the reference to it as set forth under the heading “Plan of Distribution (Conflicts of Interest)” in the Prospectus and any amendment or supplement thereto. For the avoidance of doubt, Canaccord shall no longer serve as the Company’s qualified independent underwriter upon the execution of this Amendment.

4.Schedules 1 and 2 of the Original Agreement and the Form of Representation Date Certificate Pursuant to Section 7(l) of the Original Agreement shall be replaced in their entirety with the versions attached hereto.

5.Pursuant to Section 9(v)(z) of the Original Agreement, the Company agrees to pay the fees and disbursements of Agents’ counsel in connection with the execution of this Amendment in an amount not to exceed $40,000.

6.From and after the date hereof, Roth shall be considered to be an Agent under the Original Agreement, as amended hereby, and agrees to be bound by the terms of the Original Agreement, as amended hereby.

7.Sections 18 and 19 of the Original Agreement are hereby incorporated into this Amendment. Except as specifically set forth herein, all other provisions of the Original Agreement shall remain in full force and effect.

8.This Amendment together with the Original Agreement (including all exhibits attached hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Amendment nor any term hereof may be amended except pursuant to a written instrument executed by the Company and the Agents. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Amendment. All references in the Original Agreement to the “Agreement” shall mean the Original Agreement as amended by this Amendment; provided, however, that all references to “date of this Agreement” in the Original Agreement shall continue to refer to the date of the Original Agreement.

9.This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed amendment by one party to the other may be made by facsimile transmission or electronic transmission (e.g., PDF).

[Remainder of Page Intentionally Blank]

If the foregoing correctly sets forth the understanding between the Company and the Agents, please so indicate in the space provided below for that purpose, whereupon this Amendment shall constitute a binding amendment to the Original Agreement between the Company and the Agents.

Very truly yours,

YORKVILLE IVES & CO., LLC

By:_/s/ Roger Briggs_______________________________
Name: Roger Briggs
Title: CEO

[Signature Page to Amendment No. 1 to Sales Agreement]

ROTH CAPITAL PARTNERS, LLC

By:_/s/_Seth Appel________________________________
Name: Seth Appel
Title: Head of ATM and Equity Alternatives Banking

[Signature Page to Amendment No. 1 to Sales Agreement]

ACCEPTED as of the date
first-above written:

ESS TECH, INC.

By:_/s/ Kate Suhadolnik__________________________
Name: Kate Suhadolnik
Title: Chief Financial Officer

[Signature Page to Amendment No. 1 to Sales Agreement]

SCHEDULE 1

FORM OF PLACEMENT NOTICE

From:        ESS Tech, Inc.
To:        [Yorkville Ives & Co., LLC] [Roth Capital Partners, LLC]
Attention:    [•]
Subject:    At the Market Issuance--Placement Notice
Date:        [•]

Ladies and Gentlemen:
Pursuant to the terms and subject to the conditions contained in the Sales Agreement dated November 13, 2025 as amended by Amendment No. 1 on July 16, 2026, by and among ESS Tech, Inc., a Delaware corporation (the “Company”), Yorkville Ives & Co., LLC and Roth Capital Partners, LLC, the Company hereby requests that [identify Designated Agent] sell up to [____] of the Company’s Common Stock, par value $0.0001 per share, at a minimum market price of $ per share, during the time period beginning [month, day, time] and ending [month, day, time].

SCHEDULE 2

Notice Parties

The Company

Kelly Goodman        [***]
Kate Suhadolnik    [***]

Yorkville Ives

Owen Colwell        [***]
Chris Pento        [***]

With a copy to [***]

Roth

Lou Ellis        [***]
Nazan Akdeniz        [***]
Seth Appel        [***]

With a copy to [***]

EXHIBIT 7(l)
Form of Representation Date Certificate
___________, 20___
This Representation Date Certificate (this “Certificate”) is executed and delivered in connection with Section 7(l) of the Sales Agreement (the “Agreement”), dated November 13, 2025, as amended by Amendment No. 1 on July 16, 2026, and entered into by and among ESS Tech, Inc. (the “Company”), Yorkville Ives & Co., LLC and Roth Capital Partners, LLC. All capitalized terms used but not defined herein shall have the meanings given to such terms in the Agreement.
The Company hereby certifies as follows:
1.As of the date of this Certificate (i) the Registration Statement, or as of its most recent effective date, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and (ii) the Prospectus does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The foregoing shall not apply to statements in, or omissions from, any such document made in reliance upon, and in conformity with, information furnished to the Company by an Agent specifically for use in the preparation thereof, it being understood and agreed that the only such information furnished by the Agents to the Company consists of “Agents Information” as defined in the Agreement.
2.Each of the representations and warranties of the Company contained in the Agreement were, when originally made, and are, as of the date of this Certificate (unless such representation or warranty specifies a different date or time, then as of such date or time), true and correct in all material respects.
3.Except as waived by the Agents in writing, each of the covenants required to be performed by the Company in the Agreement on or prior to this Representation Date has been duly, timely and fully performed in all material respects and each condition required to be complied with by the Company on or prior to this Representation Date as set forth in the Agreement has been duly, timely and fully complied with in all material respects.
4.Subsequent to the date of the most recent financial statements in the Prospectus, and except as described in the Prospectus, including Incorporated Documents, there has been no Material Adverse Effect.
5.No stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued, and no proceedings for that purpose have been instituted or are pending or, to the Company’s knowledge, threatened by any securities or other governmental authority (including, without limitation, the Commission).

[Signature Page Follows]

The undersigned has executed this Representation Date Certificate as of the date first written above.
ESS TECH, INC.

By:____________________________________
Name: Kate Suhadolnik
Title: Chief Financial Officer